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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


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                                  FORM 8-K

                       PURSUANT TO SECTION 13 OR 15(D)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 15, 1996



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                            POSITRON CORPORATION
           (Exact name of Registrant as specified in its charter)



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
                TEXAS                               0-24092                            76-0083622
           (State or other                 (Commission File Number)                 (I.R.S. Employer
    jurisdiction of incorporation)                                               Identification Number)
         16350 PARK TEN PLACE
           HOUSTON, TEXAS                                                                 77084
        (Address of principal                                                          (Zip code)
          executive offices)
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      Registrant's telephone number, including area code:  (715) 492-7100

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ITEM 5.  OTHER EVENTS

         In a press release dated July 15, 1996, Positron Corporation ("Positron") announced that, it has consummated the closing of a private offering consisting of 25,000 shares of its Series B 8% Cumulative Convertible Redeemable Preferred Stock, par value $1.00 per share ("Preferred Stock"), and Common Stock Purchase Warrants ("Warrants") to purchase up to 100,000 shares of Common Stock, par value $.01 per share. Each share of the Preferred Stock is initially convertible into 25 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and each Warrant is exercisable for one share of Common Stock at an exercise price of $2.00 per share. The Preferred Stock and Warrants are not convertible or exercisable until such time as Positron's shareholders approve an amendment to its Articles of Incorporation increasing the amount of the authorized Common Stock by at least 2,500,000 shares. The proceeds of the closing were approximately $1,250,000 and will be used by Positron to make payment on trade payables, for general working capital and to increase Positron's net tangible assets.

         Positron also announced that it does not currently meet the tangible net worth requirement of The Nasdaq National Market System and that its Common Stock and publicly traded Redeemable Warrants (the "Redeemable Warrants") are subject to no longer being listed on the National Market System. Positron has filed an appeal of Nasdaq's determination to delist its securities. The appeal has the effect of holding the Nasdaq's determination in suspense until Nasdaq has rendered a decision on the appeal. A hearing on the appeal has been scheduled for July 23, 1996. As part of its appeal, Positron intends to file a Transfer Listing Application with The Nasdaq Stock Market seeking to have its securities listed on The Nasdaq SmallCap Market in the event that it is unable to maintain its listing on The Nasdaq National Market System. If the Company is not approved for trading on the Nasdaq SmallCap Market, then trading of its Common Stock and Redeemable Warrants will be reported on the over-the-counter market by the National Quotation Bureau Incorporated.

         In a separate press release also dated July 15, 1996, Positron announced that GE Medical Systems, Milwaukee, a business of General Electric Company ("GE"), has agreed to sell its positron emissions tomography ("PET") development and production operations to Positron. Under the terms of the asset purchase agreement, Positron will purchase the assets of GE's PET operations, including its Sweden-based cyclotron division, for $25 million cash and 10% of Positron's outstanding Common Stock. GE will also receive a three-year option to purchase an additional 15% of Positron's Common Stock. Both Positron and GE will continue to sell PET products. GE will sell and distribute PET products produced by Positron for GE, under the terms of a purchase and distribution agreement. GE will continue to provide service and application support to GE's installed base and future installations. The transaction and associated agreements are contingent on, among other matters, Positron securing financing and shareholder approval.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      POSITRON CORPORATION
                                      (Registrant)



                                      By:   /s/ Gary B. Wood
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                                            Gary B. Wood, Ph.D.
                                            Chairman of the Board


Date:    July 15, 1996
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                               INDEX TO EXHIBITS


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EXHIBIT
NUMBER                           DESCRIPTION
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
99.1             Press Release of Positron Corporation, dated July 15, 1996

99.2             Press Release of Positron Corporation, dated July 15, 1996
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